Exhibit 5(a)

Client: 66093-00300

April 21, 2026

Northrop Grumman Corporation

2980 Fairview Park Drive

Falls Church, Virginia 22042

Re:	Northrop Grumman Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Northrop Grumman Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i) the Company’s unsecured senior debt securities, (the “Debt Securities”);

(ii) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”);

The Debt Securities and Common Stock are collectively referred to herein as the “Securities.” The Debt Securities are to be issued under an indenture dated as of November 21, 2001, as supplemented and/or amended by (i) the first supplemental indenture dated as of July 30, 2009, between Northrop Grumman and The Bank of New York Mellon, which we refer to as the trustee, (ii) the third supplemental indenture dated as of March 30, 2011, by and among Titan II, Inc. (formerly known as Northrop Grumman Corporation), the trustee and Titan Holdings II, L.P. and (iii) the fourth supplemental indenture dated as of March 30, 2011, by and among Titan Holdings II, L.P., the trustee and the Company (together, the “Base Indenture”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Base Indenture, forms of the Debt Securities, and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Gibson, Dunn & Crutcher LLP

200 Park Avenue | New York, NY 10166-0193 | T: 212.351.4000 | F: 212.351.4035 | gibsondunn.com

April 21, 2026

We have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any shares of Common Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock (a “Convertible Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs below) shall have been duly completed and shall remain in full force and effect;

(v) upon issuance of any Common Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock, as applicable, that the Company is then authorized to issue under its certificate of incorporation and other relevant documents;

(vi) in the case of Debt Securities, at the Relevant Time, and the relevant Base Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended; and

(vii) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Debt Securities, when:

a.	the terms and conditions of such Debt Securities have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the Base Indenture,

April 21, 2026

b.	any such supplemental indenture has been duly executed and delivered by the Company and the relevant trustee (together with the Base Indenture, the “Indenture”), and

c.

such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. With respect to shares of Common Stock, when:

a.

such shares of Common Stock have been duly executed (in the case of certificated shares) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Common Stock, and

b.

any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable.

April 21, 2026

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and, for purposes of paragraph 2 above, the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraph 2 above. This opinion is limited to the effect of the current state of the laws of the State of New York and to the limited extent set forth above, the laws of the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above with respect to the Indenture, the Debt Securities, and the Common Stock (collectively, the “Documents”) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (iii) any purported fraudulent transfer “savings” clause; (iv) any provision in any Document waiving the right to object to venue in any court; (v) any agreement to submit to the jurisdiction of any Federal court; (vi) any waiver of the right to jury trial or (vii) provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

April 21, 2026

Very truly yours,

Gibson, Dunn & Crutcher LLP